As filed with the Securities and Exchange Commission on March 4, 2016
Registration Statement No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

PINNACLE FINANCIAL PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)
Tennessee	05-0376157
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee
(615) 744-3700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
______________________

Harold R. Carpenter
Chief Financial Officer
Pinnacle Financial Partners, Inc.
150 Third Avenue South
Suite 900
Nashville, Tennessee 37201
(615) 744-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

With Copy to:

Bob F. Thompson, Esq.
Bass, Berry & Sims PLC
Nashville, TN 37201
(615) 742-6200
______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post−effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post−effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post−effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b−2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $1.00 par value per share	860,470	$45.47	$39,125,571	$3,940

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sales prices on the NASDAQ Global Select Market on February 25, 2016.

PROSPECTUS

PINNACLE FINANCIAL PARTNERS, INC.
860,470 Shares of Common Stock

This prospectus may be used by the selling shareholders named in "Selling Shareholders" on page 4 of this prospectus to offer and sell from time to time for their own account up to 860,470 shares of our common stock, $1.00 par value per share. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling shareholders. The selling shareholders acquired the shares as part of the consideration paid in connection with the consummation of Pinnacle Financial Partners, Inc.'s and Pinnacle Bank's investment in Bankers Healthcare Group, LLC pursuant to a Membership Interest Purchase Agreement, dated January 19, 2016, by and between Pinnacle Financial Partners, Inc., Pinnacle Bank, Bankers Healthcare Group, LLC, BHG Founders, Inc., Albert Crawford, Barbara Castro, Sofia Castro, Eric Castro, Robert Castro, Tyler Crawford and Crawford & Castro, LLC, as amended by Amendment No. 1 to Membership Interest Purchase Agreement dated March 1, 2016.

The selling shareholders may sell the shares directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling shareholders may sell the shares in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. We will not be paying any fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the selling shareholders. See "Plan of Distribution" beginning on page 5 of this prospectus for more information about how the selling shareholders may sell their shares of common stock.

Our common stock trades on the NASDAQ Global Select Market under the symbol "PNFP." On March 3, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market was $48.51 per share.

Investing in our common stock involves risks. Please read carefully the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock, including the risks and uncertainties incorporated by reference as described under "Risk Factors" on page 3 of this prospectus.
________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits. These securities are not insured by the FDIC, or any other governmental agency, and are subject to investment risk.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.
________________

The date of this prospectus is March 4, 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this automatic shelf registration process, the selling shareholders listed herein may, from time to time, sell shares of our common stock as described in this prospectus. For further information about our business and the securities, you should refer to the registration statement of which this prospectus forms a part and its exhibits. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information" on page iii of this prospectus.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition or results of operations. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement.

You should rely only on the information contained and incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information that is different. You must not rely on any unauthorized information or representation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or prospectus supplement, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition and results of operations may have changed since those dates.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

Unless the context requires otherwise, in this prospectus the words "our company," "we," "us," and "our" refer to Pinnacle Financial Partners, Inc., a Tennessee corporation and our consolidated subsidiaries. References in this prospectus to "Pinnacle" refer solely to Pinnacle Financial Partners, Inc. and references to "Pinnacle Bank" refer solely to Pinnacle's wholly owned banking subsidiary, Pinnacle Bank.

INCORPORATION BY REFERENCE

Pinnacle "incorporates by reference" into this prospectus, which means Pinnacle can disclose important information to you by referring you specifically to those documents. This means that the information incorporated by reference is deemed to be part of this prospectus, unless superseded by information contained directly in this prospectus. Certain information that Pinnacle subsequently files with the SEC will automatically update and supersede information in this prospectus and in Pinnacle's other filings with the SEC. Pinnacle incorporates by reference the documents listed below, which Pinnacle has already filed with the SEC, and any future filings Pinnacle makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of this prospectus until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed, except that Pinnacle is not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by reference to a furnished Current Report on Form 8-K or other furnished document:

•          our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016;

•          our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 20, 2016, January 26, 2016, January 29, 2016, March 3, 2016, and March 4, 2016; and

•          the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC and dated January 12, 2009, including all amendments and reports filed for purposes of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus or any prospectus supplement hereto is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference into this prospectus or any prospectus supplement, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for such information should be directed to:

Pinnacle Financial Partners, Inc.
Attn: Investor Relations
150 Third Avenue South
Nashville, Tennessee 37201
(615) 744-3700

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC under the Securities Act. Certain information in the registration statement has been omitted from this prospectus in accordance with the SEC's rules and regulations. You should review the information and exhibits in the registration statement of which this prospectus forms a part for further information about us and the securities that are being offered by this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement of which this prospectus forms a part or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate those statements.

Pinnacle files annual, quarterly and current reports, proxy statements and other information with the SEC. Pinnacle's SEC filings are also available over the Internet at the SEC's website at www.sec.gov. The SEC's website is included in this prospectus as an inactive textual reference only. The information contained on the SEC's website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus unless such information is otherwise specifically incorporated by reference herein elsewhere in this prospectus. You may also read and copy any document Pinnacle files at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. Pinnacle makes available free of charge through its website its annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is filed with or furnished to the SEC. Pinnacle's website address is www.pnfp.com. Pinnacle's website address is provided as an inactive textual reference only. Information contained on or accessible through Pinnacle's website is not part of this prospectus and is therefore not incorporated by reference unless such information is otherwise specifically incorporated by reference herein elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD−LOOKING STATEMENTS

This prospectus contains "forward-looking statements" about Pinnacle, Pinnacle Bank and Pinnacle's other direct and indirect subsidiaries. "Forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, are statements that represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial position to differ materially from the forward-looking statements. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as "expect", "anticipate", "goal", "intend", "plan", "believe", "should", "seek" "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements are not guarantees and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. Our actual results could differ materially from those anticipated in forward-looking statements as a result of various factors, including, but not limited to:

•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•	continuation of the historically low short-term interest rate environment;
•	the inability of Pinnacle, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities', lending activities and loan portfolio;
•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;
•	effectiveness of Pinnacle's asset management activities in improving, resolving or liquidating lower-quality assets;
•	increased competition with other financial institutions;
•
greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA, the Knoxville MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA, particularly in commercial and residential real estate markets;

•	rapid fluctuations or unanticipated changes in interest rates on loans or deposits;
•	the results of regulatory examinations;
•	the ability to retain large, uninsured deposits;
•	the development of any new market other than the Nashville, Knoxville, Chattanooga or Memphis MSAs;
•	a merger or acquisition like our proposed merger with Avenue Financial Holdings, Inc., or Avenue;
•	risks of expansion into new geographic or product markets, like the expansion into the Chattanooga and Memphis MSAs;
•	any matter that would cause Pinnacle to conclude that there was impairment of any asset, including intangible assets;
•
reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle), to retain financial advisors (including those at Avenue) or otherwise to attract customers from other financial institutions;

•	further deterioration in the valuation of other real estate owned and increased expenses associated therewith;
•	inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels;
•	risks associated with litigation, including the applicability of insurance coverage;
•
the risk that the cost savings and any revenue synergies from the mergers with Avenue, CapitalMark Bank & Trust, or CapitalMark, and Magna Bank, or Magna, may not be realized or take longer than anticipated to be realized;

•	disruption from the Avenue merger with customers, suppliers or employee relationships;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement related to the Avenue merger;
•	the risk of successful integration of Avenue's, CapitalMark's and Magna's business with ours;
•	the failure of Avenue's shareholders to approve the merger;
•	the amount of the costs, fees, expenses and charges related to the Avenue merger;
•	the ability to obtain required governmental approvals of the proposed terms of the Avenue merger;
•	reputational risk and the reaction of Pinnacle's and Avenue's customers to the Avenue merger;
•	the failure of the closing conditions for the Avenue merger to be satisfied;
•	the risk that the integration of Avenue's, CapitalMark's and Magna's operations with Pinnacle's will be materially delayed or will be more costly or difficult than expected;
•	approval of the declaration of any dividend by Pinnacle's board of directors;

•	the possibility that the Avenue merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	the dilution caused by Pinnacle's issuance of additional shares of its common stock in the Avenue merger;
•
the vulnerability of our network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches;

•
the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of BHG, and the development of additional banking products for our corporate and consumer clients;

•
the risks associated with our being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them;

•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets will exceed current estimates; and
•
changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Additional factors are discussed in the reports filed with the SEC by Pinnacle. See "Where You Can Find More Information" above.

The above list is not intended to be exhaustive and there may be other factors that would preclude us from realizing the predictions made in the forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date of this prospectus or the date of any prospectus supplement or document incorporated by reference into this prospectus or any prospectus supplement.

All subsequent written or oral forward-looking statements concerning the matters addressed in this prospectus and attributable to Pinnacle or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Pinnacle undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.
v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus.

Overview

Pinnacle is the second-largest bank holding company headquartered in Tennessee, with $8.71 billion in assets as of December 31, 2015.  Incorporated on February 28, 2000, Pinnacle is the parent company of Pinnacle Bank and owns 100% of the capital stock of Pinnacle Bank.  We started operations on October 27, 2000, in Nashville, Tennessee, and have since grown to 44 offices, including 29 in eight Middle Tennessee counties. We also have five offices in Knoxville, five offices in Memphis and one in Chattanooga, as well as several offices in nearby communities.  Prior to September 4, 2012, when it converted from a national bank to a state bank, Pinnacle Bank was known as Pinnacle National Bank.

We operate as a community bank primarily in the urban markets of Nashville, Knoxville, Memphis and Chattanooga, Tennessee.  As an urban community bank, we provide the personalized service most often associated with small community banks, while offering the sophisticated products and services, such as investments and treasury management, more typically found at large regional and national banks.   This approach has enabled us to attract clients from the regional and national banks in the Nashville, Knoxville, Memphis and Chattanooga MSAs.  As a result, we have grown to the fourth largest market share in the Nashville MSA and to the sixth largest market share in the Knoxville MSA, based on 2015 FDIC Summary of Deposits data including the impact of any mergers and acquisitions.

Our corporate headquarters is located at 150 Third Avenue South, Suite 900, Nashville, TN 37201 and our telephone number is (615) 744-3700. Our website address is www.pnfp.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Investment in BHG

In February 2015, Pinnacle Bank acquired 30% of the outstanding equity interests in BHG, a company which makes term loans to healthcare professionals and practices, for $75 million in cash. On March 1, 2016, Pinnacle and Pinnacle Bank acquired 8.55% and 10.45%, respectively, of the outstanding equity interests in BHG for $114,000,000, which was paid in a mix of cash and stock consideration pursuant to a Membership Interest Purchase Agreement, dated January 19, 2016, by and among Pinnacle, Pinnacle Bank, BHG, BHG Founders, Inc., a Florida corporation, Albert Crawford, Eric Castro, Robert Castro, Barbara Castro and Sofia Castro, Tyler Crawford and Crawford & Castro, LLC, as amended by Amendment No. 1 to Membership Interest Purchase Agreement dated March 1, 2016 (the "Purchase Agreement"). The stock consideration consisted of the 860,470 shares of Pinnacle Financial's common stock which are to be offered by this prospectus.

Acquisition of Avenue

On January 28, 2016, Pinnacle entered into a definitive agreement pursuant to which Avenue will merge with and into Pinnacle, with Pinnacle continuing as the surviving corporation. The separate existence of Avenue shall cease to exist upon the effectiveness of the Avenue merger. In connection with the execution of the merger agreement, Pinnacle Bank and Avenue Bank, Avenue's wholly owned bank subsidiary, have entered into a definitive agreement pursuant to which Avenue Bank will merge with and into Pinnacle Bank simultaneously with the consummation of the Avenue merger.

Avenue had approximately $1.162 billion in total assets, $865.3 million in loans and $969.6 million in deposits as of December 31, 2015 and currently operates a corporate headquarters and four retail locations in Nashville. During the fourth quarter of 2015, Avenue recorded loan growth of $34.9 million, or an annualized linked-quarter increase of 16.8% over its third quarter ending balances. Avenue also recorded deposit growth of $68.8 million, or an annualized linked-quarter increase of 30.6% over its third quarter ending balances.

Pursuant to the terms of the merger agreement, upon consummation of the Avenue merger each holder of Avenue common stock issued and outstanding, subject to certain exceptions, will be eligible to receive 0.36 shares of Pinnacle's common stock and an amount in cash equal to $2.00 for each share of Avenue common stock owned by them at the effective time of the Avenue merger. The transaction is currently valued at approximately $201.4 million based on Pinnacle's 10-day average closing price through the date of the merger agreement, and consists in the aggregate of stock consideration of approximately 3.7 million shares of Pinnacle's common stock and approximately $23.2 million in cash.
1

Cash will be paid in lieu of any fractional shares based on the average closing price of Pinnacle's common stock for the ten (10) trading days ending on the business day immediately preceding the closing date of the merger. Additionally, any outstanding options to purchase shares of common stock of Avenue that are not vested will be accelerated prior to, but conditioned on the occurrence of, the closing of the merger and all options that are not exercised prior to the closing shall be cancelled and the holders of any such options shall receive an amount in cash equal to the product of (x) the excess, if any, of $20.00 over the exercise price of each such option and (y) the number of shares of Avenue common stock subject to each such option. In addition, upon consummation of the Avenue merger, Pinnacle will assume Avenue's obligations under its outstanding $20.0 million subordinated notes issued in December 2014 that mature in December 2024. These notes bear interest at a rate of 6.75% per annum until January 1, 2020 and may not be repaid prior to such date. Beginning on January 1, 2020, if not redeemed on such date, these notes will bear interest at a floating rate equal to the three-month LIBOR determined on the determination date of the applicable interest period plus 4.95%.

The proposed Avenue merger is subject to the satisfaction of customary closing conditions, including obtaining approvals from applicable federal and state banking regulators and Avenue's shareholders; it is currently expected to close either late in the second quarter or early in the third quarter.

The Offering

We are registering for resale by the selling shareholders 860,470 shares of our common stock, $1.00 par value per share, that were issued to, or acquired by, the selling shareholders in connection with the consummation of Pinnacle's and Pinnacle Bank's additional investment in BHG. We are registering the offer and sale of the shares of common stock to satisfy certain registration obligations that we agreed to in connection with our additional investment in BHG. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling shareholders. See "Selling Shareholders" beginning on page 4 of this prospectus.

The selling shareholders may sell the shares directly to purchasers or through broker-dealers or agents. The selling shareholders may sell the shares in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. We will not be paying any fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the selling shareholders. See "Plan of Distribution" beginning on page 5 of this prospectus for more information about how the selling shareholders may sell their shares of common stock.
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RISK FACTORS

Investing in our common stock involves risks. Before deciding to invest in our common stock, please read carefully the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement. These risks and uncertainties include those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 29, 2016, which is incorporated by reference into this prospectus, and which may be updated, supplemented or superseded by the risks and uncertainties described in the reports we subsequently file with the SEC, which are incorporated by reference into this prospectus. See "Incorporation by Reference" beginning on page ii of this prospectus and "Where You Can Find More Information" on page iii of this prospectus. If any of such risks or uncertainties occur, our business, financial condition or results of operations may be adversely impacted, and such impact may be material. Moreover, the trading price of our common stock could decline and you may lose part or all of the value of our common stock held by you. Additional risks and uncertainties, including those that are not yet identified or that we, as of the date of this prospectus, think are immaterial, may also adversely affect our business, financial condition or operating results. Please also see "Cautionary Note Regarding Forward-Looking Statements" beginning on page iii.

USE OF PROCEEDS

We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the shares of common stock sold by the selling shareholders.
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SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders to offer and sell from time to time, up to 860,470 shares of our common stock for their own account. We issued the shares of common stock on March 1, 2016, as part of the consideration paid in connection with the consummation of our additional investment in BHG pursuant to the Purchase Agreement. We are registering the offer and sale of the shares of common stock to satisfy certain registration obligations that we agreed to in connection with the investment pursuant to the Purchase Agreement. Pursuant to an investment agreement we entered into in connection with the closing of our investment under the Purchase Agreement, we have agreed to use our commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, effective until the shares offered by this prospectus (i) have been disposed of by the selling shareholders in accordance with this prospectus or Rule 144 under the Securities Act, (ii) may be sold pursuant to Rule 144 without the requirement that we be in compliance with the current public information requirement of Rule 144 and without manner-of-sale restrictions or volume limitations, (iii) cease to be outstanding, or (iv) have been transferred or assigned in a private transaction in which the transferor's rights under the registration rights agreement are not assigned in compliance with the registration rights agreement. As used in this prospectus, the term "selling shareholders" includes the selling shareholders listed in the table below and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

The following table sets forth certain information known to us, based upon written representations of the selling shareholders, with respect to the beneficial ownership of our shares of common stock held by the selling shareholders as of March 1, 2016, the date that the shares of our common stock were issued as part of the consideration paid in connection with the consummation of our additional investment in BHG pursuant to the Purchase Agreement. The "Number of Shares being Offered" column represents the number of shares that the selling shareholders may offer under this prospectus. The selling shareholders may offer and sell some, all or none of their shares. The number of shares beneficially owned after this offering assumes that all shares being offered by this prospectus will be sold by the selling shareholders and that no additional shares of our common stock are subsequently bought or sold by the selling shareholders.

Beneficial ownership of the selling shareholders is determined in accordance with Rule 13d-3(d) of the Exchange Act. The percentage of shares beneficially owned prior to and after the offering is based on 41,948,554 shares of our common stock outstanding as of March 2, 2016, including the shares of our common stock issued as part of the consideration paid in connection with the consummation of our additional investment in BHG pursuant to the Purchase Agreement. Except as otherwise indicated, we believe that the selling shareholders have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Beneficial Ownership Prior to the Offering			Beneficial Ownership after the Offering
Name of Selling Shareholder	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares being Offered	Number of Shares	Percentage of Outstanding Common Stock
Albert Crawford	201,878	*	201,878	—	*
Albert Crawford, as Trustee of The Michael E. Panebianco ACC Family Trust u/a dated September 21, 2015	84,946	*	84,946	—	*
Barbara Castro	245,062	*	245,062	—	*
Eric R. Castro, as Trustee of the Barbara R. Castro Family Trust	41,761	*	41,761	—	*
Sofia Castro	245,062	*	245,062	—	*
Robert T. Castro, as Trustee of the Sofia C. Castro Family Trust	41,761	*	41,761	—	*
* Represents less than 1%.
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PLAN OF DISTRIBUTION

We have prepared this prospectus to allow the selling shareholders to offer and sell from time to time after the date of this prospectus, up to 860,470 shares of our common stock for their own account. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling shareholders. We will bear all fees and expenses incident to our obligations to register the shares of common stock.

The selling shareholders may sell the shares directly to purchasers or through broker-dealers or agents in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on such exchanges or services or in the over-the-counter market.

The shares may be sold directly to purchasers or through broker-dealers or agents by one or more of, or a combination of, the following:
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account; and

•	in privately negotiated transactions.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling shareholder who is an "underwriter" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. In order to comply with certain states' securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers.

The selling shareholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares offered by this prospectus. If any selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a supplement to this prospectus pursuant to the applicable rules promulgated under the Securities Act.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. The selling shareholders will bear the fees, discounts, concessions and commissions incurred by the selling shareholders in connection with resales of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, or the selling shareholders may be entitled to contribution. The selling shareholders have agreed to indemnify us against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling shareholders specifically for use in this prospectus.

In certain circumstances, we may restrict or suspend offers and sales or other dispositions of the shares under the registration statement of which this prospectus forms a part after the date of this prospectus. In the event of such restriction or suspension, the selling shareholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement of which this prospectus forms a part.

The selling shareholders and any other person participating in the sale of the common stock will be subject to the rules of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
5

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered pursuant to this prospectus has been passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of Pinnacle as of December 31, 2015, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
6

PINNACLE FINANCIAL PARTNERS, INC.
860,470 Shares of Common Stock

PROSPECTUS
March 4, 2016

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the registrant's expenses in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount
SEC Registration Fee	$3,940
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$100,000
Printing Fees and Expenses	$0
Transfer Agent's Fees and Expenses	$0
Total	$128,940

The selling shareholders will bear the fees, discounts, concessions and commissions, and expenses, if any, of their own counsel, incurred by the selling shareholders in connection with resales of the securities registered hereby.

Item 15. Indemnification of Directors and Officers.

Tennessee General Corporation Law

The Tennessee Business Corporation Act ("TCBA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, the person reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, the person reasonably believed that the person's conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe the person's conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by the officer or director; or (c) such officer or director breached the officer's or director's duty of care to the corporation.
Pinnacle's amended and restated charter, as amended, provides that it will indemnify its directors and officers to the maximum extent permitted by the TBCA. Pinnacle's bylaws provide that its directors and officers shall be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding. In addition, the bylaws provide that Pinnacle will advance to its directors and officers reasonable expenses of any claim or proceeding so long as the director or officer furnishes Pinnacle with (1) a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and (2) a written statement that he or she will repay any advances if it is ultimately determined that he or she is not entitled to indemnification.
When a case or dispute is settled or otherwise not ultimately determined on its merits, the indemnification provisions provide that Pinnacle will indemnify its directors and officers when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director or officer acted in a manner he or she in good faith believed to be in or not opposed to Pinnacle's best interests and, in the case of a criminal action or proceeding, if the individual had no reasonable cause to believe his or her conduct was unlawful. Pinnacle's board of directors, shareholders or independent legal counsel determines whether the director or officer has met the applicable standard of conduct in each specific case.

Pinnacle's amended and restated charter, as amended, and bylaws, as amended, also provide that the indemnification rights contained therein do not exclude other indemnification rights to which a director or officer may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. Pinnacle can also provide for greater indemnification than is provided for in the bylaws if Pinnacle chooses to do so, subject to approval by its shareholders and the limitations provided in its amended and restated charter, as amended, as discussed in the subsequent paragraph.

Pinnacle's amended and restated charter, as amended, eliminates, with exceptions, the potential personal liability of a director for monetary damages to Pinnacle and its shareholders for breach of a duty as a director. There is, however, no elimination of liability for:

•	a breach of the director's duty of loyalty to Pinnacle or its shareholders;

•	an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

•	any payment of a dividend or approval of a stock repurchase that is illegal under the TBCA.
Pinnacle's amended and restated charter, as amended, does not eliminate or limit Pinnacle's right or the right of its shareholders to seek injunctive or other equitable relief not involving monetary damages.
The indemnification provisions of Pinnacle's bylaws specifically provide that Pinnacle may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by him or her in his or her capacity as a director, officer, employee or agent whether or not Pinnacle would have had the power to indemnify against such liability.

Item 16. Exhibits.

The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference herein.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:.

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on March 4, 2016.

PINNACLE FINANCIAL PARTNERS, INC.

/s/ M. Terry Turner
M. Terry Turner
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints M. Terry Turner or Harold R. Carpenter, and either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Name	Title	Date

/s/ Robert A. McCabe, Jr.		March 4, 2016
Robert A. McCabe, Jr.	Chairman and Director

/s/ M. Terry Turner	President, Chief Executive Officer and Director	March 4, 2016
M. Terry Turner	(Principal Executive Officer)

/s/ Harold R. Carpenter	Chief Financial Officer	March 4, 2016
Harold R. Carpenter	(Principal Financial and Accounting Officer)

/s/ Sue G. Atkinson
Sue G. Atkinson	Director	March 4, 2016

/s/ H. Gordon Bone
H. Gordon Bone	Director	March 4, 2016

/s/ Charles E. Brock
Charles E. Brock	Director	March 4, 2016

/s/ Renda Burkhart
Renda Burkhart	Director	March 4, 2016

/s/ Gregory L. Burns
Gregory L. Burns	Director	March 4, 2016

/s/ Collen Conway-Welch
Collen Conway-Welch	Director	March 4, 2016

/s/ James C. Cope
James C. Cope	Director	March 4, 2016

/s/ Thomas C. Farnsworth, III
Thomas C. Farnsworth, III	Director	March 4, 2016

/s/ Glenda Baskin Glover
Glenda Baskin Glover	Director	March 4, 2016

William F. Hagerty, IV	Director

/s/ William Huddleston, IV
William Huddleston, IV	Director	March 4, 2016

/s/ Ed C. Loughry, Jr.
Ed C. Loughry, Jr.	Director	March 4, 2016

/s/ Gary L. Scott
Gary L. Scott	Director	March 4, 2016

/s/ Reese L. Smith III
Reese L. Smith III	Director	March 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and between the Registrant and Avenue Financial Holdings, Inc., dated as of January 28, 2016 (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K will be furnished supplementally to the Securities and Exchange Commission upon request) (incorporated by reference to the Registrant's Report on Form 8-K, as filed with the SEC on January 29, 2016 (File No. 000-31225)).

3.1
Certificate of Incorporation of the Registrant, as amended (restated for SEC filing purposes only) (incorporated by reference to the Registrant's Report on Form 8-K, as filed with the SEC on April 27, 2015 (File No. 000-31225)).

3.2
Amended and Restated Bylaws of the Registrant (restated for SEC filing purposes only) (incorporated by reference to the Registrant's Report on Form 8-K, as filed with the SEC on April 27, 2015 (File No. 000-31225)).

4.1
Specimen Certificate for shares of Common Stock, $1.00 par value, of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-38018)).

4.2*	Investor Rights Agreement, dated as of March 1, 2016, by and among the Registrant and the persons named as sellers on the signature pages thereto

5.1*	Opinion of Bass, Berry & Sims PLC.

23.1*	Consent of KPMG LLP, independent registered public accounting firm to Pinnacle Financial Partners, Inc.

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page of this Registration Statement)
______________________________________________
*                                         Filed herewith.